EXHIBIT 21(a).  SUBSIDIARIES OF THE REGISTRANT



                                             State of
Name                                         Organization

Irwin Union Bank and Trust Company                     Indiana
     Irwin Union Collateral, Inc.                      Indiana
     Irwin Union Realty Corporation                    Indiana
     Irwin Union Insurance, Inc.                       Indiana
     Irwin Union Securities, Inc.                      Indiana

IFC Mortgage Corporation                               Indiana
     Irwin Mortgage Corporation                        Indiana

Irwin Union Investor Services, Inc.                    Indiana
     Irwin Union Advisory Services, Inc.               Indiana

Irwin Home Equity Corporation                          Indiana
     IHE Funding Corp.                                 Delaware

Irwin Equipment Finance Corp.                          Indiana
    Affiliated Capital Corp.(1)                        Illinois

Irwin Union Credit Insurance Corporation               Arizona

White River Capital Corporation                        Indiana

IFC Capital Trust I                                    Delaware

(1)80% owned by Registrant